EXHIBIT 10.5


     The Form of OMI Employment Agreements for Senior Executives in Form 10-Q filed November 13, 1998 has been amended by making Section 3(b) read in its entirety as follows:

     (b)  Bonus

          The Executive shall be eligible to receive bonuses (each a "Bonus") under programs established by or at the discretion of and in the amount and at the times determined by the Board except that in the event there occurs a Change in Control (as hereinafter defined) (i) each Bonus thereafter paid shall be equal to 150% of the Executive's Base Salary (the "Fixed Bonus") and (ii) if the Executive's employment is terminated within two years thereafter other than for "Cause" or the Executive becoming disabled (as such terms are defined in paragraph (c) and (d), respectively, of Section
     6), the Executive shall be shall entitled to receive a bonus at termination (the "Assurance Bonus") equal to the Fixed Bonus. The Executive may by written request require that the Company deposit an amount equal to the Assurance Bonus into the Security Account referred to in the last paragraph in Section 6.